Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-259695) and on Form F-3 (File No. 333-264109) of our report dated April 25, 2022, with respect to the consolidated financial statements of Jowell Global Ltd. as of December 31, 2021 and for the years ended December 31, 2021 and 2020, which appears in this Annual Report on Form 20-F.

/s/ Friedman LLP

New York, New York
May 15, 2023